                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant  [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement                    [ ]  Confidential, For Use of the Commission Only
[X]  Definitive Proxy Statement                             (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to Rule 14a-12

                             AIRSPAN NETWORKS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its Charter)

                             AIRSPAN NETWORKS, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid: Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                                [GRAPHIC OMITTED]

                                 777 Yamato Road
                                    Suite 105
                            Boca Raton, Florida 33431

                                   ----------

April 2, 2003

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of Airspan Networks, Inc. that will be held at our headquarters, 777 Yamato Road, Suite 105, Boca Raton, FL 33431, on May 7, 2003, at 11:00 AM EST. I look forward to greeting as many of our shareholders as possible.

     Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you attend the annual meeting it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you decide to attend the annual meeting, you will of course be able to vote in person, even if you have previously submitted your proxy card.

     On behalf of the board of directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

                                           Sincerely,


                                           /s/ Eric Stonestrom
                                           -------------------------------------
                                           Eric Stonestrom
                                           President and Chief Executive Officer

                             AIRSPAN NETWORKS, INC.
                                 777 Yamato Road
                                    Suite 105
                            Boca Raton, Florida 33431

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD ON MAY 7, 2003

                                   ----------

To the Shareholders of
Airspan Networks, Inc.:

     NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders (the "Annual Meeting") of Airspan Networks, Inc., a Washington corporation (the "Company"), will be held on May 7, 2003, at 11:00 AM EST, at the Company's headquarters, 777 Yamato Road, Suite 105, Boca Raton, FL 33431, for the following purposes:

     . To elect seven members of the Company's Board of Directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

     . To consider and vote upon a proposal to approve of and ratify the selection of Ernst & Young, LLP as the Company's independent auditors for the fiscal year ending December 31, 2003; and

     . To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     All shareholders are cordially invited to attend; however, only shareholders of record at the close of business on Friday, March 21, 2003 are entitled to vote at the Annual Meeting or any adjournments thereof.

                                           By Order of the Board of Directors,


                                           C. Kent Carlson
                                           Secretary

Boca Raton, Florida
April 2, 2003

     THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
PURPOSES OF THE MEETING.......................................................................1

GENERAL INFORMATION ABOUT VOTING..............................................................1
   Who can vote?..............................................................................1
   How do I vote by proxy?....................................................................1
   When was this proxy statement sent to shareholders?........................................1
   What if other matters come up at the annual meeting?.......................................1
   Can I change my vote after I return my proxy card?.........................................1
   Can I vote in person at the annual meeting rather than by completing the proxy card?.......1
   What do I do if my shares are held in "street name"?.......................................1
   How are votes counted?.....................................................................1
   Who pays for this proxy solicitation?......................................................2

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS...............................................3

DATE OF RECEIPT OF SHAREHOLDER PROPOSALS......................................................4

ELECTION OF DIRECTORS.........................................................................4

DIRECTORS.....................................................................................4
   Committees and Meetings of the Board of Directors..........................................6
   Report of the Audit Committee..............................................................6
   Legal Proceedings..........................................................................8
   Audit Fees.................................................................................8
   Financial Information Systems Design and Implementation Fees...............................8
   All Other Fees.............................................................................8
   Additional Information Concerning Directors................................................8
   Compliance with Section 16(a) of the Securities Exchange Act of 1934.......................8
   Security Ownership of Certain Beneficial Owners and Management.............................9

EXECUTIVE COMPENSATION.......................................................................10
   Option Grants During 2002 Fiscal Year.....................................................11
   Aggregated Options Exercises in Fiscal 2002 and Fiscal Year Ending Option Values..........12
   Employment Contracts......................................................................12
   Report on Repricing of Options............................................................13
   10-Year Option Repricings.................................................................13
   Compensation Committee Interlocks and Insider Participation...............................14
   Compensation Committee Report on Executive Compensation...................................14
   President and Chief Executive Officer Compensation........................................14
   Certain Relationships and Related Party Transactions......................................15

PERFORMANCE GRAPH............................................................................15

APPROVAL AND RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS........................16

OTHER MATTERS................................................................................17

ANNUAL REPORT TO SHAREHOLDERS................................................................17

                       2003 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                             AIRSPAN NETWORKS, INC.

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                           May 7, 2003, 11:00 AM EST,
              777 Yamato Road, Suite 105, Boca Raton, Florida 33431

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Airspan Networks, Inc., a Washington corporation (the "Company"), of proxies from the holders of the Company's common stock (the "Common Stock"), for use at the 2003 Annual Meeting of Shareholders of the Company for the fiscal year 2003, to be held at the Company's headquarters, 777 Yamato Road, Suite 105, Boca Raton, Florida 33431, on May 7, 2003, at 11:00 AM EST local time, or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), pursuant to the foregoing Notice of Annual Meeting of Shareholders.

     The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is April 2, 2003. Shareholders should review the information provided herein in conjunction with the Company's 2002 Annual Report on Form 10-K, which accompanies this Proxy Statement. The complete mailing address, including zip code, of the Company's principal executive offices is 777 Yamato Road, Suite 105, Boca Raton, Florida 33431 and its telephone number is (561) 893-8670.

                             PURPOSES OF THE MEETING

     At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

     1. The election of seven members to the Company's Board of Directors to serve until the next Annual Meeting of Shareholders of the Company's or until their successors are duly elected and qualified;

     2. To consider and vote upon a proposal to approve of and ratify the selection of Ernst & Young, LLP as the Company's independent auditors for the fiscal year ended December 31, 2003; and

     3. Such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted: (1) FOR the election of the seven nominees for director named below; and (2) FOR the approval of and ratification of Ernst & Young, LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

     In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made. The Board does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate director nominees. In the event that any other matter should come before the Annual Meeting or any director nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters, in accordance with their best judgment.

                        GENERAL INFORMATION ABOUT VOTING

Who can vote?

     You can vote your shares of common stock if the Company's records show that you owned the shares on March 21, 2003. A total of 35,566,577 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

     Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to the Company in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as such shareholder instructs. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the seven director nominees and in favor of the other proposal to be considered at the meeting.

When was this proxy statement sent to shareholders?

     This proxy statement was first mailed on April 2, 2003 to the Company's shareholders of record as of March 21, 2003, the record date for voting at the annual meeting.

What if other matters come up at the annual meeting?

     The matters described in this proxy statement are the only matters the Company knows will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

     Yes. At any time before the vote on a proposal, you can change your vote either by giving the Company's secretary a written notice revoking your proxy card or by signing, dating, and returning to the Company a new proxy card. The Company will honor the proxy card with the latest date.

Can I vote in person at the annual meeting rather than by completing the proxy card?

     Although the Company encourages you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

     If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

     The Company will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether the Company has a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

     If your shares are held in the name of a nominee, and you do not tell the nominee by May 7, 2003 how to vote your shares (so-called "broker nonvotes"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

Who pays for this proxy solicitation?

     The Company does. In addition to sending you these materials, the Company may engage a proxy solicitation firm to contact you directly by telephone, mail or in person. The Company will bear such costs, if any, which are not expected to exceed $5,000.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors has set the close of business on March 21, 2003, as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 35,566,577 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors.

     The Company's Bylaws provide that the presence, in person or by proxy, of the holders of record of the majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Pursuant to the Company's Articles of Incorporation and Washington General Corporation Law, directors (Proposal No. 1) will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Pursuant to the Company's Articles of Incorporation, the affirmative vote of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve the ratification of auditors (Proposal No. 2). Abstentions are counted as present for purposes of determining the presence of a quorum. Abstentions are not counted as votes cast "for" or "against" the election of any director (Proposal No. 1). However, abstentions are treated as present and entitled to vote and thus have the effect of a vote against the ratification of auditors (proposal No. 2).

     If less than a majority of the outstanding shares of Common Stock entitled to vote are represented at the meeting, a majority of the shares so represented may adjourn the meeting to another date, time or place, and notice need not be given for the new date, time or place, if the new date, time or place is announced at the meeting before an adjournment is taken. Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspectors shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies and shall receive, count and tabulate ballots and votes and determine the results thereof.

     A list of shareholders entitled to vote at the Annual Meeting will be available at the Company's offices, 777 Yamato Road, Suite 105, Boca Raton, FL 33431, for a period of ten days prior to the Annual Meeting and at the Annual Meeting itself, for examination by any shareholder.

                    DATE OF RECEIPT OF SHAREHOLDER PROPOSALS

     Shareholder proposal for inclusion in the Proxy Statement for the Annual Meeting of Shareholders to be held in the year 2004 must be received at the principal executive offices of the Company on or before Thursday, December 4, 2003. Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Shareholders in 2004 may do so by following the procedures prescribed in SEC Rule 14a-8.

     After the December 4, 2003 deadline, a Shareholder may present a proposal at our Annual Meeting of Shareholders in 2004 if it is submitted to our Secretary, but we are not obligated to present the matter in our proxy materials. If the proposal is submitted after February 16, 2004, the Company's proxies will have discretionary authority to vote on such proposal.

                              ELECTION OF DIRECTORS

                                (Proposal No. 1)

     The Company's board of directors currently consists of seven members. Seven directors are to be elected at the annual meeting to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Under Washington law and the Company's Articles of Incorporation, the election of our directors requires a plurality of the votes cast in person or by proxy at the meeting. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the board of directors to fill any such vacancy.

                                    DIRECTORS

     Our directors as of April 2, 2003 are as follows:

Name                                              Age   Position
----                                              ---   --------
Matthew J. Desch...............................    45   Chairman of the
                                                        Board of Directors

Eric D. Stonestrom.............................    41   Chief Executive Officer,
                                                        President, and Director

H. Berry Cash..................................    62   Director

Thomas S. Huseby...............................    55   Director

David A. Twyver................................    56   Director

Guillermo Heredia..............................    61   Director

Michael T. Flynn...............................    54   Director

     There are no family relationships among the Company's officers and directors, nor are there any arrangements or understandings between any of the directors or officers of the Company or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

Matthew J. Desch Mr. Desch became Chairman of the Board of Directors on July 1, 2000. Mr. Desch has been serving as the Chief Executive Officer of Telcordia Technologies, a wholly owned subsidiary of SAIC, Inc., since July, 2002. Telcordia is a supplier of operations support systems and services for service providers around the world. From 1987 through May, 2000, Mr. Desch served in a variety of management positions with Nortel Networks, a global supplier of networking solutions and services that support voice, data, and video transmission over wireless and wireline technologies. From 1996 through May, 2000, he served as Executive Vice President and President of Nortel's Wireless Networks division, responsible for Nortel's global wireless infrastructure business. Mr. Desch also serves on the board of directors of SAIC, Inc, a private corporation which provides systems integration, engineering, and R&D services to the US government.. Mr. Desch also Mr. Desch has a B.S. from Ohio State University, and an M.B.A. from the University of Chicago.

Eric D. Stonestrom Mr. Stonestrom joined the Company at its inception in January 1998 as Executive Vice President and Chief Operating Officer. In May 1998, he was named President and Chief Executive Officer as well as elected as a member of the board of directors. From 1995 to January 1998, Mr. Stonestrom was employed by DSC Communications Corporation as the Vice President of Network Management. From 1984 until 1995, Mr. Stonestrom worked at Bell Laboratories and AT&T in a variety of positions. He received his B.S., M.S. and M. Eng. degrees in 1982, 1983 and 1984, respectively, from the College of Engineering at the University of California at Berkeley.

H. Berry Cash Mr. Cash has served as a director of Airspan since January 1998. He has been a general partner with InterWest Partners, a venture capital fund focused on technology and healthcare, since 1985. Mr. Cash currently serves as a member of the board of directors, a member of the Compensation Committee, and a member of the Audit Committee of the following public companies: Silicon Laboratories, Inc., a developer of mixed-signal integrated circuits for products such as cell phones, set-top boxes, and computer modems, MicroTune Inc., a provider of RF silicon solutions for the broadband communications and consumer electronics markets, i2 Technologies, Inc., a provider of software and services that help customers achieve measurable value through improvements in coordination and collaboration, and Liberte Investors, Inc. a real-estate sales company , Also, Mr. Cash currently serves as a member of the board of directors and a member of the Compensation Committee of CIENA Corporation, a public company who is a provider of next generation intelligent optical networking equipment, Mr. Cash received a B.S. in Electrical Engineering from Texas A&M University and a M.B.A. from Western Michigan University.

Thomas S. Huseby Mr. Huseby has served as a director of the Company since January 1998, serving as the Chairman of the Board from January 1998 until July 2000. Since August 1997, Mr. Huseby has served as the managing partner of SeaPoint Ventures, a venture capital fund focused on communications and Internet infrastructure. Prior to his employment with SeaPoint Ventures, from 1994 to 1997, Mr. Huseby was the Chairman and Chief Executive Officer of Metawave Communications, a public corporation which manufactures cellular infrastructure equipment. Previously, he was President and Chief Executive Officer of Innova Corporation, a previously public manufacturer of millimeter wave radios. Mr. Huseby currently serves as a member of the Board and member of the Compensation Committee of Hubspan, Inc., a private corporation which provides real-time trading partner connectivity services, Qpass, Inc., a private corporation which offers software that facilitates the sale of digital content for wireless carriers, and Wireless Services Corporation, a private corporation which provides services for wireless networks. Mr. Huseby holds a B.A. in Economics from Columbia College, a B.S.I.E. from the Columbia School of Engineering and a M.B.A. from Stanford University.

David A. Twyver Mr. Twyver joined the Board of Directors of Airspan in May 1999. Mr. Twyver began serving as Chairman of the Board of Directors of Ensemble Communications Inc., a supplier of LMDS wireless equipment, in January, 2002. Mr. Twyver served as the President and Chief Executive Officer of Ensemble from January 2000 to September 2002. From 1996 to 1997, he served as Chief Executive Officer of Teledesic Corporation, a satellite telecommunications company. From 1974 to 1996, Mr. Twyver served in several management positions at Nortel Networks Limited, a leading global supplier of data and telephone network solutions and services, most recently as president of Nortel Wireless Networks from 1993 to 1996. Since 1998, Mr. Twyver has been a director of Metawave Communications Corporation, a public corporation that manufactures cellular infrastructure equipment. Mr. Twvver was also a director of Innova Corporation, a previously public manufacturer of millimeter radios, during 1998. He received his B.S. in Mathematics and Physics from the University of Saskatchewan.

Guillermo Heredia Mr. Heredia joined the board of directors of the Company in January 2001. Since February 1999, Mr. Heredia has served as the managing partner of Consultores en Inversiones Aeronauticas, a provider of consulting services to airline operators and investors. Mr. Heredia has served in the senior management of three major Mexican corporations: as President and Chief Operating Officer of Aeromexico from 1989 to 1992, as President and Chief Operating Officer of Grupo Iusacell, Mexico's number two wireless carrier, from 1992 to 1994, and as President and Chief Executive Officer of Previnter, a joint venture of AIG, Bank Boston and Bank of Nova Scotia from 1995 to 1999. Mr. Heredia currently serves as a member of the board of directors of W L Comunicaciones, a private telecommunications company involved in developing a wide band fiber optic network in Mexico City and throughout Mexico and for Jalisco Tequilana Internacional, a private distiller and distributor of Tequila. Mr. Heredia holds a degree in Mechanical Engineering from the Universidad de las Americas and in Business Administration from Universidad Iberoamericana.

Michael T. Flynn Mr. Flynn joined the board of directors of the Company in July 2001. Mr. Flynn is the Group President-Chief Information Officer at ALLTEL Corporation. He serves as a member of the "Office of the President" which guides the business of the Communications Division at ALLTEL, a publicly traded integrated telecommunications and information services company. He joined ALLTEL in June of 1994 where he served as President of the Telephone Group until he became President of Communications Operations in April of 1997. Prior to joining ALLTEL in 1994, he spent twenty-four years with Southwestern Bell and the Bell System where he served as President of the Arkansas Division from 1991 to 1994. Mr. Flynn also serves on the board of directors and the compensation committee of Taqua Systems, a privately held manufacturer of next generation telecom switching products, and is a member of the Technical Advisory Board of General Bandwidth, a next generation provider of media gateway products. Mr. Flynn also serves as a member of the board of directors of Baptist Hospital Foundation Board, a non-profit organization. He earned his B.S. degree in industrial engineering from Texas A&M University in 1970. He attended the Dartmouth Institute in 1986 and the Harvard Advanced Management Program in 1988.

Committees and Meetings of the Board of Directors

     The Company's bylaws provide for a board of directors consisting of between five and eight members. All directors hold office until the next annual meeting of the Company's shareholders and until their successors have been elected and qualified. The Company's officers are appointed annually and serve at the discretion of the board of directors. During the fiscal year ended December 31, 2002, the Company's board of directors held four regularly scheduled meetings and three special meetings of the board of directors. All directors attended 75% or more of the aggregate of (i) the number of the meetings of the board of directors and (ii) the number of meetings of committees of the board of directors held during the period that such person served on such committee.

     The Company has three committees: the Audit Committee, the Compensation Committee, and the Special Litigation Committee. The Company does not have a Nominating Committee

     The Audit Committee is composed of three directors: Mr. David A. Twyver, Mr. H. Berry Cash and Mr. Michael T. Flynn. The Audit Committee's functions include reviewing reports and audits with the Company's independent public accountants, and reporting their findings to the full board of directors. The Audit Committee met five times during the fiscal year ended December 31, 2002. The Audit Committee operates under a written Audit Committee Charter adopted by the Company's board of directors. Each member of the Audit Committee is independent pursuant to Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

     The Compensation Committee for the fiscal year ended December 31, 2002 was comprised of Mr. Thomas S. Huseby and Mr. H. Berry Cash. The Compensation Committee's functions include (i) the review and approval of the compensation and benefits for the Company's executive officers, (ii) the administration of the Company's stock purchase and stock option plans, and (iii) the recommendation to the board of directors regarding such matters. The Compensation Committee met three times during the fiscal year ending December 31, 2002.

     In November 2001, the Company created the Special Litigation Committee relating to the ongoing class action litigation involving the Company and Credit Suisse First Boston Corporation, among others (the "CSFB Litigation"). This Special Litigation Committee was created to work with management and the Company's counsel in defense of the Company and supervise decisions to be made by the company with regard to the CSFB Litigation until such litigation has been resolved. This Special Litigation Committee is currently composed of two directors: Mr. Guillermo Heredia and Michael T. Flynn. The Special Litigation Committee received and reviewed five special litigation updates and met one time during the fiscal year ending December 31, 2002.

Report of the Audit Committee/(1)/

     The Audit Committee is responsible for overseeing the Company's financial reporting process on behalf of the board of directors. In this oversight role, the Audit Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, including the system of internal controls, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles in the United States.

     In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. During the year ended December 31, 2002, the Audit Committee met five times.

     The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has substantively discussed with the independent auditors the auditors' independence from the Company and its management. The Audit Committee has also considered the compatibilities of non-audit services with the auditors' independence.

     The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee met with the Company's independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2002, for filing with the Securities and Exchange Commission. The Audit Committee and the board have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company's independent auditor for the year ending December 31, 2003.

                                                The Audit Committee

                                                 David A. Twyver
                                                 H. Berry Cash
                                                 Michael T. Flynn

----------
/(1)/The material in this Report of the Audit Committee shall not be deemed to be "soliciting material," nor to be "filed" with the Securities and Exchange Commission nor subject to Regulation 14A or 14C. This report is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

Legal Proceedings

     There are no pending, material legal proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company.

Audit Fees

     Ernst & Young, LLP ("Ernst & Young") served as the auditors for the Company for the fiscal year ended December 31, 2002. In addition to performing the audit of the Company's consolidated financial statements, Ernst & Young provided various other services during fiscal 2002. The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q were as follows:

         Audit and Quarterly Reviews: $198,007

Financial Information Systems Design and Implementation Fees

     Ernst & Young did not provide any services related to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

     The aggregate fees billed by Ernst & Young for services rendered to the Company, other than the services described above under "Audit Fees", for the fiscal year ended December 31, 2002, were as follows:

         All Other Fees: $167,789

     These fees are related services rendered in connection with tax planning, the preparation of the Company's tax returns, advisory services related to the adoption of new accounting standards, special one-time events, and the advice on the filing of specific documents with the SEC.

     The Audit Committee has considered whether the provision of the non-audit services listed as "All Other Fees" are compatible with maintaining the independence of the Company's independent auditors.

Additional Information Concerning Directors

     Each of our non-employee directors receives $3,000 per meeting of the board of directors attended in person, together with reimbursement of travel expenses. Non-employee board members receive $2,000 for attending board meetings telephonically. Members of the Audit Committee receive $2,000 per meeting. We have also entered into an employment agreement with Eric Stonestrom as described in the section of this Proxy Statement entitled "Employment Agreements." The Company paid $169,306 to Mr. Desch in fiscal 2002 as compensation for his employment as Chairman of the Board. Otherwise, except (i) as described above,
(ii) for reimbursement for reasonable travel expenses relating to attendance at board meetings and (iii) the grant of stock options, directors are not compensated for their services as directors. In the year ended December 31, 2002, we granted 15,000 options to each of Messrs. Huseby, Twyver, Heredia, Flynn, and Cash and 200,000 options to Mr. Stonestrom. Directors who are also our employees are eligible to participate in our 1998 Stock Option and Restricted Stock Plan and our 2000 Employee Stock Purchase Plan.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and report changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all such reports they file.

     To our knowledge, based solely on a review of the copies of reports furnished to us and written or oral representations that no other reports were required for such persons, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent (10%) beneficial owners have been complied with, except for the late filing of three Forms 4, Statement of Changes in Beneficial Ownership, and the Form 3, Initial Statement of Ownership of Securities, for David Brant.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth, as of March 21, 2003, the number of shares of Common Stock of the Company which were owned beneficially by (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each director and nominee for director, (iii) certain executive officers of the Company, and (iv) all directors and officers as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of common stock beneficially owned, subject to the community property laws, where these rules apply.

                                                                       Amount and         Percentage
                                                                  Nature of Beneficial     of Shares
Name of Beneficial Owner                                               Ownership (1)     Owned (1) (2)
------------------------                                          --------------------   -------------
Sevin Rosen Funds (3)..........................................       2,980,413(4)            8.4%
InterWest Management Partners VI, LLC (5)......................       2,983,079(6)            8.4%
Venrock Associates (7).........................................       2,160,632               6.1%
Deutsche Bank AG (8)...........................................       2,241,429(9)            6.3%
Meritech Capital Partners L.P. (10)............................       1,863,061               5.2%
Eric D. Stonestrom (11)........................................         790,798(12)           2.2%
Peter Aronstam (11)............................................         186,042(13)             *
Jonathan Paget (14)............................................         219,727(15)             *
Henrik Smith-Petersen (14).....................................         248,160(16)             *
David Brant (14) ..............................................         152,496(17)             *
H. Berry Cash (18).............................................       3,021,829(19)           8.5%
Matthew Desch (11) ............................................         310,500(20)             *
Michael T. Flynn (21)..........................................          43,125(22)             *
Guillermo Heredia (23).........................................          25,625(24)             *
Thomas Huseby (25).............................................         674,063(26)           1.9%
David A. Twyver (27)...........................................          78,750(28)             *
All directors and executive officers as a group (11 persons)...       5,130,732              14.1%

----------
*    Indicates less than 1% of outstanding shares owned.

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from March 21, 2003 upon exercise of options, warrants and convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from March 21, 2003 have been exercised.
(2) Applicable percentage ownership is based on 35,566,577 shares of Common Stock outstanding as of March 21, 2003.
(3) The address of Sevin Rosen Funds is 13455 Noel Road, Suite 1670, Dallas, TX 75240.
(4) Includes purchases made by Sevin Rosen Bayless Management Company, Sevin Rosen Fund VL.P., Sevin Rosen Fund VIL.P., Sevin Rosen V Affiliates Fund and Sevin Rosen VI Affiliates Fund L.P., each of which is an affiliate of Sevin Rosen Funds.
(5) The address of InterWest Management Partners VI, LLC is 2710 Sand Hill Road #3-255, Menlo Park, CA 94025.
(6) Includes (i) 2,892,394 shares owned by Interwest Partners VI, L.P. and (ii) 90,685 shares owned by InterWest Investors VI, L.P. each of which is an affiliate of InterWest Management Partners VI, LLC.
(7) The address of Venrock Associates is 30 Rockefeller Plaza, Room 5508, New York, NY 10112.
(8) The address of Deutsche Bank AG is Taunusanlage 12, 60325, Frankfurt, Federal Republic of Germany.
(9) Includes purchases made by DB Investments (GB) Ltd., and DB Overseas Holding Ltd., each of which is an affiliate of Deutsche Bank AG.
(10) The address of Meritech Capital is 428 University Avenue, Palo Alto, CA 94301.
(11) The addresses of Messrs. Desch, Stonestrom, and Aronstam is 777 Yamato Road, Suite 105, Boca Raton, FL 33431.
(12) Includes 256,598 shares of common stock issuable on exercise of presently exercisable stock options and (ii) 1,500 shares held by family members.
(13) Includes 176,042 shares of common stock issuable on exercise of presently exercisable stock options.
(14) The addresses of Messrs. Paget, Smith-Petersen, and Brant is Cambridge House, Oxford Road, Uxbridge, Middlesex UB8 1UN, England.
(15) Includes 209,727 shares of common stock issuable on exercise of presently exercisable stock options.
(16) Includes 228,160 shares of common stock issuable on exercise of presently exercisable stock options.
(17) Includes 118,924 shares of common stock issuable on exercise of presently exercisable stock options.
(18) The address of Mr. Cash is 3000 Sand Hill Road #3-255, Menlo Park, CA 94025. Mr. Cash is a general partner of InterWest Management Partners VI, LLC.
(19) Includes (i) 2,983,079 shares held by investment entities of InterWest Management Partners VI, LLC and (ii) 38,750 shares of common stock issuable on exercise of presently exercisable stock options. Mr. Cash disclaims beneficial ownership of the shares held by InterWest Management Partners VI, LLCexcept for his pecuniary interest therein.
(20) Includes 237,500 shares of common stock issuable on exercise of presently exercisable stock options.
(21) The address of Mr. Flynn is One Allied Drive, Little Rock, AK 72202.

(22) Includes 23,125 shares of common stock issuable on exercise of presently exercisable stock options.
(23) The address of Mr. Heredia is Newton #54-4, Polanco, D.F, Mexico 11560.
(24) Includes 25,625 shares of common stock issuable on exercise of presently exercisable stock options.
(25) The address of Mr. Huseby is 777 108th Avenue N.E., Suite 1895, Bellevue, WA 98004.
(26) Mr. Huseby is the managing partner of SeaPoint Ventures. The shares listed represent (i) 253,333 shares held by investment entities within SeaPoint Ventures and (ii) 38,750 shares of common stock issuable on exercise of presently exercisable stock options. Mr. Huseby disclaims beneficial ownership of the shares held by SeaPoint Ventures, except to the extent of his pecuniary interest therein.
(27) The address of Mr. Twyver is P.O. Box 2447, Friday Harbor, WA 98250.
(28) Includes 68,750 shares of common stock issuable on exercise of presently exercisable stock options.

                             EXECUTIVE COMPENSATION

     The following table sets forth, for the fiscal years ended December 30, 2000, 2001, and 2002 the aggregate compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers who were serving at December 31, 2002 (collectively, the "Named Executive Officers").

                                                                           Securities
                                         Fiscal                            Underlying    All Other
Name and Principal Position               Year     Salary       Bonus        Options    Compensation
---------------------------              ------   --------     -------     ----------   ------------
Eric D. Stonestrom,                       2002    $300,000     $     0      200,000       $     0
President & CEO                           2001    $300,000     $     0      450,000       $     0
                                          2000    $250,000     $ 8,000      100,000       $50,000(1)

Peter Aronstam,                           2002    $245,000(2)  $     0       60,000       $     0
Senior Vice President & CFO               2001    $212,273(3)  $     0      325,000       $     0

Jonathan Paget, (4)                       2002    $258,577     $     0      291,202(5)    $     0
Executive Vice President & COO            2001    $212,874     $     0       60,000       $     0
                                          2000    $191,397     $ 8,000      227,333       $     0

Henrik Smith-Petersen, (4)                2002    $220,050     $21,778(6)    60,000       $     0
President, Asia Pacific                   2001    $193,887     $70,554(6)   225,000       $     0
                                          2000    $171,195     $43,391(6)    73,333       $     0

David Brant, (4)                          2002    $171,789     $     0       50,000       $     0
Vice President, Finance and Controller    2001    $148,338     $14,377      110,000       $     0
                                          2000    $137,450     $ 8,000       15,000       $     0

----------
(1)  Other compensation comprised of tax equalization payments.
(2) Mr. Aronstam's annualized salary for 2002 reflects a reduction of salary from $260,000 to $200,000 on October 1, 2002.
(3) Mr. Aronstam became the Company's Senior Vice President and Chief Financial Officer on March 8, 2001. The salary figure above is based on an annualized salary of $260,000.
(4) Salary amounts for Messrs. Paget, Smith-Petersen, and Brant reflect a conversion rate from U.K. pounds to U.S. dollars of (Pounds) 1:$1.5244 in 2000, (Pounds)1:$1.440175 in 2001, and (Pounds)1: $1.6300 in 2002 as
     applicable.
(5)  Pursuant to a voluntary option exchange for eligible employees, the Company
     (i) cancelled 41,779 options previously held by Mr. Paget with an exercise price of $3.60 and issued him 31,355 options with an exercise price of $1.04 in exchange; (ii) cancelled 60,000 options previously held by Mr. Paget with an exercise price of $4.40 and issued him 48,000 options with an exercise price of $1.04 in exchange; (iii) cancelled 100,000 options previously held by Mr. Paget with an exercise price of $6.00 and issued him 80,000 options with an exercise price of $1.04 in exchange; and (iv) cancelled 127,333 options previously held by Mr. Paget with an exercise price of $9.60 and issued him 101,867 options with an exercise price of $1.04 in exchange.
(6)  Such bonus payments relate to commission earned on sales revenue.

Option Grants During 2002 Fiscal Year

     The table below sets forth the following information with respect to options granted to the Named Executive Officers during the year ended December 31, 2002:

     . The number of shares of common stock underlying options granted during the year;

     . The percentage that such options represent of all options granted to employees during the year;

     .    The exercise price of each option; and

     .    The expiration date of each option.

     . The potential realizable value of each grant of options, assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term at both a 5% and a 10% annualized rate

                                                                                            Potential Realizable Value
                                                  Percent of                                at Assumed Annual Rate of
                                    Number of    Total Options                               Stock Price Appreciation
                                   Securities     Granted to     Exercise or                     For Option Term
                                   Underlying    Employees in    Base Price    Expiration   --------------------------
Name                                 Options    Fiscal Year(1)    ($/Share)       Date             5%        10%
----                               ----------   --------------   -----------   ----------       -------   --------
Eric D. Stonestrom..............   200,000(2)        9.8%           $0.45        9/25/12        $56,601   $143,437

Peter Aronstam..................    60,000(3)        2.9%           $0.45        9/25/12        $16,980   $ 43,031

Jonathan Paget..................    75,000(4)        3.7%           $ .45        9/25/12        $21,255   $ 53,789
                                    31,355(5)        1.5%           $1.04       10/05/09        $13,734   $ 32,193
                                    48,000(6)        2.4%           $1.04        2/27/11        $25,838   $ 62,853
                                    80,000(7)        3.9%           $1.04       11/01/10        $41,421   $100,008
                                   101,867(8)        5.0%           $1.04        6/21/10        $49,950   $119,384
Henrik Smith-Petersen...........    60,000(6)        2.9%           $0.45        9/25/12        $16,980   $ 43,031

David Brant.....................    50,000(7)        2.4%           $0.45        9/25/12        $14,150   $ 35,859

----------
(1) A total of 2,041,792 options were granted to employees of the Company in the fiscal year ended December 31, 2002. Included in this number are 200,000 options that were granted to a director who is also an employee of the Company.
(2) 25% of the options will vest on September 25, 2003 and an additional 1/48th of the options will vest on each month thereafter.
(3) 25% of the options will vest on September 25, 2003 and an additional 1/48th of the options will vest on each month thereafter.
(4) 25% of the options will vest on September 25, 2003 and an additional 1/48th of the options will vest on each month thereafter.
(5) Pursuant to a voluntary option exchange for eligible employees, the Company cancelled 41,779 options previously held by Mr. Paget with an exercise price of $3.60 and issued him 31,355 options with an exercise price of $1.04 in exchange. 25% of the options vested on October 5, 2000 and an additional 1/48th of the options have already vested or will vest on each month thereafter.
(6) Pursuant to a voluntary option exchange for eligible employees, the Company cancelled 60,000 options previously held by Mr. Paget with an exercise price of $4.40 and issued him 48,000 options with an exercise price of $1.04 in exchange. 25% of the options vested on February 7, 2002 and an additional 1/48th of the options have already vested or will vest on each month thereafter.
(7) Pursuant to a voluntary option exchange for eligible employees, the Company cancelled 100,000 options previously held by Mr. Paget with an exercise price of $6.00 and issued him 80,000 options with an exercise price of $1.04 in exchange. 25% of the options vested on November 1, 2001 and an additional 1/48th of the options have already vested or will vest on each month thereafter.
(8) Pursuant to a voluntary option exchange for eligible employees, the Company cancelled 127,333 options previously held by Mr. Paget with an exercise price of $9.60 and issued him 101,867 options with an exercise price of $1.04 in exchange. 25% of the options vested on June 21, 2001 and an additional 1/48th of the options have already vested or will vest on each month thereafter.
(9) 25% of the options will vest on September 25, 2003 and an additional 1/48th of the options will vest on each month thereafter.
(10) 25% of the options will vest on September 25, 2003 and an additional 1/48th of the options will vest on each month thereafter.

Aggregated Options Exercises in Fiscal 2002 and Fiscal Year Ending Option Values

     The following table provides information as to the number and value of all outstanding options exercised during fiscal year 2002 by the Named Executive Officers. We have not granted any stock appreciation rights.

                                                                                       Number of
                                                                                 Securities Underlying   Value of Unexercised
                                                                                  Unexercised Options    In-the-Money Options
                                                                                   at Fiscal Year-End     At Fiscal Year-End
                                          Shares Acquired                           (#) Exercisable/       ($) Exercisable/
Name                                      on Exercise (#)   Value Realized ($)        Unexercisable          Unexercisable
----                                      ---------------   ------------------   ---------------------   --------------------
Eric D. Stonestrom.....................          0                  $0              202,778/613,889         $    0/$104,000

Peter Aronstam.........................          0                   0              142,188/242,812         $     0/$31,200

Jonathan Paget.........................          0                   0              179,641/189,061         $11,825/$41,150

Henrik Smith-Petersen..................          0                   0              197,153/217,846         $33,500/$31,200

David Brant............................          0                   0              104,862/123,472         $29,201/$26,299

Employment Contracts

     Effective January 12, 1998, the Company entered into an employment agreement with Mr. Stonestrom, the Company's President and Chief Executive Officer. The employment agreement, as amended, does not specify a term of service and, as a matter of practice, Mr. Stonestrom's salary has been adjusted from time to time by the board of directors. During the fiscal year ending December 31, 2002, Mr. Stonestrom's salary was $300,000 and he received options to purchase an aggregate of 200,000 shares of common stock. Under the terms of the employment agreement, Mr. Stonestrom is entitled to a twelve-month severance payment of base salary if his employment is terminated involuntarily.

     Effective February 15, 2001, the Company entered into an employment agreement with Peter Aronstam, the Senior Vice President and Chief Financial Officer of the Company providing for a base annual salary of $260,000 per year subject to periodic review and adjustment by the Board of Directors. The employment agreement does not specify a term of service. Effective October 1, 2002, Mr. Aronstam's base salary was reduced to $200,000. In addition, as an inducement to his initial employment, Mr. Aronstam received options to purchase 325,000 shares of common stock. Twenty-five percent of such options vested on the first anniversary of his employment with the Company and the remaining seventy-five percent will vest thereafter monthly over the next three years of employment. The agreement provides for severance pay in an amount equal to the greater of (i) Mr. Aronstam's current twelve month salary plus sales bonus or
(ii) $260,000, payable over a twelve month period in the event that (i) Mr. Aronstam is terminated by the Company other than for cause, (ii) the Company terminates Mr. Aronstam's employment with the Company for good reason; or (iii) there is a change of control of the Company as a result of which Mr. Aronstam voluntarily resigns or is not retained. If any of these events occur, the Mr. Aronstam's stock options will immediately and fully vest.

     Effective March 25, 1999, the Company entered into an employment agreement with Jonathan Paget, the Company's Executive Vice President and Chief Operating Officer. The employment agreement does not specify a term of service. For the fiscal year ended December 31, 2002, Mr. Paget received a salary of $258,577 and 75,000 options. Under the terms of the agreement, Mr. Paget is entitled to receive nine months of severance in the event the Company terminates his employment without cause. Under the terms of the agreement, as amended, Mr. Paget is entitled to nine months of severance payments in the event the Company terminates his employment without cause.

     Effective January 22, 1998, the Company entered into an employment agreement with Henrik Smith-Petersen, the Company's Executive Vice President of Asia Pacific. The employment agreement does not specify a term of service. For the fiscal year ended December 31, 2002, Mr. Smith-Petersen received a salary of $220,050, a bonus of $21,778, and 60,000 options. Under the terms of the agreement, in the event the Company terminates Mr. Smith-Petersen's employment without cause, Mr. Smith-Petersen is entitled to receive nine months of base salary plus certain commissions for sales recognized by the Company's Asia business division.

     Effective January 21, 1998, and amended as of February 15, 2001, the Company entered into an employment agreement with David Brant, the Company's Executive Vice President of Finance and Controller. The employment agreement does not specify a term of service. For the fiscal year ended December 31, 2002, Mr. Brant received a salary of $171,789 and 50,000 options. Under the terms of the agreement, in the event the Company terminates Mr. Brant's employment without cause, Mr. Brant is entitled to a severance payment in the amount of nine months of his base salary at the time of termination.

Report on Repricing of Options

     The following table sets forth information regarding all "repricing" of options held by any Named Executive Officer since the Company became a reporting company pursuant to the Exchange Act on July 20, 2000. The table heading and the column heading below use the term "repricing" as required by the applicable regulation; however, the options described below was a cancellation and regrant of options.

                            10-Year Option Repricings

                                                                                                        Length Of
                                                                                                        Original
                                            Number of                                                  Option Term
                                            Securities   Market Price     Exercise                    Remaining At
                                            Underlying    of Stock At     Price At                       Date of
                                             Options        Time of       Time of                     Repricing or
                                           Repriced or   Repricing or   Repricing or   New Exercise    Amendment
           Name                    Date      Amended       Amendment      Amendment       Price         (Years)
           ----                  -------   -----------   ------------   ------------   ------------   ------------
Jonathan Paget                   7/19/02     31,335(1)      $1.04          $3.60          $1.04           7.84
Executive Vice President & COO

Jonathan Paget                   7/19/02     48,000(2)      $1.04          $4.38          $1.04           9.18

Jonathan Paget                   7/19/02     80,000(3)      $1.04          $6.00          $1.04           8.91

Jonathan Paget                   7/19/02    101,867(4)      $1.04          $9.60          $1.04           8.55

----------
(1) Pursuant to the voluntary option exchange discussed below, 41,779 options previously held by Mr. Paget were cancelled as of July 19, 2002 and 31,355 new options were issued.
(2) Pursuant to the voluntary option exchange discussed below, 60,000 options previously held by Mr. Paget were cancelled as of July 19, 2002 and 48,000 new options were issued.
(3) Pursuant to the voluntary option exchange discussed below, 100,000 options previously held by Mr. Paget were cancelled as of July 19, 2002 and 80,000 new options were issued.
(4) Pursuant to the voluntary option exchange discussed below, 127,333 options previously held by Mr. Paget were cancelled as of July 19, 2002 and 101,867 new options were issued.

     On December 13, 2001, the Company offered a group of Eligible Employees (defined below) the opportunity to exchange all, but not less than all, of the Eligible Options (defined below) held by such employees for new options to be granted under the 1998 Stock Option Plan or the 2001 Supplemental Stock Option Plan. The exchange offer expired on January 18, 2002.

     Except as noted below, virtually all of the employees of the Company and its subsidiaries during the exchange offer period were considered Eligible Employees. Members of the Company's board of directors, Mr. Stonestrom and Mr. Aronstam were not deemed to be Eligible Employees and were not entitled to participate in the exchange offer. The Eligible Options were all the options granted under the 1998 Stock Option Plan or 2001 Supplemental Stock Option Plan between October 1, 1999 and December 13, 2001.

     The Company offered to issue a varying amount of new options with respect to each Eligible Option, which offers varied based upon the original exercise price and/or issue date of the subject Eligible Option. The issuance date of the new options was July 19, 2002, approximately six months after the exchange offer expired, and the exercise price of all of the new options was set at $1.039, the closing market price of the Company's common stock on July 19, 2002.

     Approximately 34 employees of the Company participated in the exchange offer, including one of the Company's named executive officers. Pursuant to the exchange offer, 665,796 options were cancelled and 524,875 new options were issued.

     The Company's rational for extending the exchange offer was articulated as follows:

          Many of our outstanding options, whether or not they are currently vested and exercisable, have exercise prices that are significantly higher than the current market price of our common shares. For our stock option program to provide the intended retention and performance incentives for employees, employees must feel that our options provide them with an opportunity for realizing value within a reasonable period of time. With the uncertainty of current market conditions, we believe that employees may feel the opportunity for realizing value is limited with their existing options. By making this offer, we hope to restore our employees' confidence in their potential ability to realize value for their eligible options thereby encouraging our employees to remain with Airspan, ultimately maximizing shareholder value.

                                                     BOARD OF DIRECTORS

                                                     Matthew J. Desch
                                                     Eric D. Stonestrom
                                                     H. Berry Cash
                                                     Thomas S. Huseby
                                                     David A. Twyver
                                                     Guillermo Heredia
                                                     Michael T. Flynn

Compensation Committee Interlocks and Insider Participation

     No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Compensation Committee Report on Executive Compensation

     The Company's employee compensation policy is to offer a package including a competitive salary, an incentive bonus based upon individual performance goals, competitive benefits, and an attractive workplace environment. The Company also encourages broad-based employee ownership of the Company's stock through a stock option program in which most employees are eligible to participate.

     The Compensation Committee (comprised entirely of non-employee directors) reviews and approves individual officer salaries, bonuses, and stock option grants. The Compensation Committee also reviews guidelines and proposals for compensation, bonus, and stock option grants for non-officer employees.

     The Company's compensation policy for officers is similar to that for other employees, and is designed to promote excellent performance and attainment of corporate and personal goals. The Compensation Committee annually reviews and approves the compensation of each of the Company's Named Executive Officers. Bonuses are tied to corporate revenue and profit goals established by the Compensation Committee as an incentive for superior corporate performance.

President and Chief Executive Officer Compensation

     In determining Mr. Stonestrom's overall annual compensation, the Compensation Committee considered Mr. Stonestrom's performance as the Chief Executive Officer and the Company's growth during such period despite the general economic climate in the year ended December 31, 2001. In addition, the Compensation Committee reviewed publicly disclosed salaries of Chief Executive Officers of five comparable companies: Proxim, Inc., Vyyo Inc., Western Multiplex Corp, Hybrid Networks, Inc., and Netro Corporation. The Compensation Committee believes that the compensation paid to Mr. Stonestrom as President and Chief executive officer, set at $300,000 for the fiscal year ending 2002 is reasonable compared to the compensation paid to other chief executive officers of public companies that compete in the same area of business as the Company.

                                                     COMPENSATION COMMITTEE
                                                        Thomas S. Huseby
                                                        H. Barry Cash

Certain Relationships and Related Party Transactions

Loans to Related Parties

     In connection with the purchase of 1.5 million shares of the Company's common stock (the "Purchased Shares"), on April 27, 1999, Mr. Stonestrom incurred $130,000 of indebtedness to the Company. Since April 27, 1999, the aggregate amount of Mr. Stonestrom's debt has remained $130,000. The indebtedness is evidenced by two promissory notes which are payable upon the earlier of Mr. Stonestrom's termination or bankruptcy or various events constituting a change in control of the Company or a majority of its assets. No interest is due under the notes unless Mr. Stonestrom enters into various insolvency related proceedings, which proceedings trigger an obligation to pay interest at the highest rate allowed by the State of Delaware. As security for the notes, Mr. Stonestrom has granted the Company a first priority security lien in (i) the Purchased Shares, (ii) all securities of the Company subsequently acquired by Mr. Stonestrom, and (iii) all proceeds from the sale of the Purchased Shares.

                                PERFORMANCE GRAPH

     The following graph depicts the Company's stock price performance from July 20, 2000 (the date on which quotations for the Common Stock first appeared on the NASDAQ National Market) through December 31, 2002 relative to the performance of the NASDAQ Stock Market (U.S. Companies), and the NASDAQ Telecommunications Index (published by NASDAQ) for the same period. All indices shown in the graph have been reset to a base of 100 as of July 20, 2000, and assume an investment of $100 on that date and the reinvestment of dividends paid since that date.

                 COMPARISON OF 29 MONTH CUMULATIVE TOTAL RETURN*
       AMONG AIRSPAN NETWORKS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                     AND THE NASDAQ TELECOMMUNICATIONS INDEX

                                [GRAPHIC OMITTED]

                                      FISCAL YEAR ENDING DECEMBER 31
                             ------------------------------------------------
Index                        7/20/2000   12/31/2001   12/31/2001   12/31/2002
-----                        ---------   ----------   ----------   ----------
AIRSPAN NETWORKS, INC.          100        10.95         8.92         3.04
NASDAQ STOCK MARKET (U.S.)      100        58.53        46.43        32.10
NASDAQ TELECOMMUNICATIONS       100        48.22        32.28        14.87

                          APPROVAL AND RATIFICATION OF
                    INDEPENDENT CERTIFIED PUBLIC ACCoUNTANTS

                                (Proposal No. 2)

     As recommended by the Audit Committee, the Board of Directors has designated, subject to the approval of and ratification by the shareholders, the firm of Ernst & Young, LLP as independent auditors to audit and report on the Company's financial statements for the fiscal year ending December 31, 2003. Action by shareholders is not required by law in the appointment of independent auditors, but their appointment is being submitted to the shareholders by the Board in order to give shareholders an opportunity to express their approval or disapproved of the selection of Ernst & Young, LLP by the Board of Directors.

     The Audit Committee selected Ernst & Young, LLP as the best firm to deliver independent audits in light of factors such as the auditor's depth of experience, breadth of reserves, commitment to provide exceptional service, ability to handle transaction issues and location of key personnel.

     Ernst & Young, LLP has no direct or indirect financial interest in the Company or in any of its subsidiaries, nor has it had any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee director, officer or employee. The Company anticipates representatives of Ernst & Young, LLP will be present at the meeting of shareholders and will be afforded an opportunity to make a statement, if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

     In the event that the shareholders of the Company do not approve of and ratify the selection of Ernst & Young, LLP, the Board of Directors will reconsider who the Company should designate as its independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS vote "FOR" THE APPROVAL AND RATIFICATION OF ERNST & yoUNG, LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                  OTHER MATTERS

     Management is not aware of any matters to be presented for action at the annual meeting, except matters discussed in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

                          ANNUAL REPORT TO SHAREHOLDERS

     A copy of the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 2002 accompanies this Notice of Annual Meeting and Proxy Statement. Additional copies of the Annual Report on Form 10-K may be obtained without charge by writing to:


                              Airspan Networks Inc
                           777 Yamato Road, Suite 105
                              Boca Raton, FL 33431
                       Attention: Chief Financial Officer.

                                        By Order of the Board of Directors


                                        C. Kent Carlson
April 2, 2003                           Corporate Secretary

                           PLEASE SIGN, DATE AND MAIL
                    YOUR PROXY CARD BACK AS SOON AS POSSIBLE:

                         ANNUAL MEETING OF STOCKHOLDERS
                             AIRSPAN NETWORKS, INC.

                                   MAY 7, 2003

                 Please Detach and Mail in the Envelope Provided

The undersigned appoints each of Eric Stonestrom and Matthew Desch, attorney and proxy, with full power of substitution, on behalf of the undersigned, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of Airspan Networks, Inc. that the undersigned would be entitled to vote at the above Annual Meeting and any adjournment thereof.

The shares represented by this proxy will be voted as specified and, in the discretion of the proxies, on all other matters. If not otherwise specified, shares will be voted in accordance with the recommendations of the Directors.

[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

The Board of Directors unanimously recommends a vote FOR Proposals 1 and 2.

                                 PROPOSAL NO. 1

                                VOTE FOR all nominees
                              listed below, except vote    VOTE WITHHELD
                             withheld from the following       FROM
                                  nominee (if any):        ALL NOMINEES
                                         [ ]                    [ ]

(1) To elect seven (7) directors to the Board of Directors of Airspan Networks, Inc. to hold office until the next Annual Meeting of Stockholders of Airspan Networks, Inc. following their election or until their successors are duly elected and qualified.

Nominees: (1) Eric J. Stonestrom; (2) Matthew Desch; (3) H. Berry Cash; (4) Thomas S. Huseby; (5) David A. Twyver; (6) Michael T. Flynn; (7) Guillermo Heredia;

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below:

--------------------------------------------------------------------------------

                                 PROPOSAL NO. 2

(2)  Ratification of the appointment of Ernst & Young,   FOR   AGAINST   ABSTAIN
     LLP as independent auditors of the Company for      [ ]     [ ]       [ ]
     the fiscal year ended December 31, 2003

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD AND PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature                  Dated:     , 2003   Signature                  Dated:     , 2003
         -----------------       -----                  -----------------       -----
                                                        (if held jointly)

IMPORTANT: Please mark, date and sign your name exactly as it appears on this proxy and return this proxy in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such. For joint accounts, each joint owner should sign.